SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 20, 2003

                                   ZONES, INC.
             (Exact name of Registrant as Specified in its Charter)


        WASHINGTON                  0-28488                91-1431894
(State or other jurisdiction      (Commission          (I.R.S. Employer of
    Identification Number)        File Number)    incorporation or organization)





               707 South Grady Way, Renton, Washington 98055-3233
                  (Address of Principal Administrative Offices)

       Registrant's Telephone Number, Including Area Code: (425) 430-3000






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Item 5.  Other Event.

On May 20, 2003 Zones, Inc. announced that it has received a proposal from an investor group led by the Company's President and CEO, Firoz Lalji, to acquire all Zones common shares not owned by the investor group for a cash price of $1.00 per share.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits

         99.1     Press Release dated May 20, 2003.







                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ZONES, INC.


Dated:  May 20, 2003                 /s/ RONALD P. MCFADDEN
                                     -----------------------------------------
                                     By:  Ronald P. McFadden
                                     Its: Secretary and Chief Financial Officer